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                                                                    EXHIBIT 4.18

                  DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES

                             AND SECURITY AGREEMENT

                                      from

                      REVLON CONSUMER PRODUCTS CORPORATION,


                                     Grantor

                                       to

                     FIRST AMERICAN TITLE INSURANCE COMPANY,


                                     Trustee

                           for the use and benefit of

                  WILMINGTON TRUST COMPANY, AS COLLATERAL AGENT
                      for holders of the Note Obligations,


                                   Beneficiary

                      (COLLATERAL IS OR INCLUDES FIXTURES)


                          DATED AS OF NOVEMBER 30, 2001


                   This Deed of Trust has been prepared by and
                       after recording, please return to:


                             Cravath, Swaine & Moore
                                 Worldwide Plaza
                                825 Eighth Avenue
                          New York, New York 10019-7474
                           Attention: Joyce Law, Esq.

                                                                  North Carolina

                      (COLLATERAL IS OR INCLUDES FIXTURES)


                       DEED OF TRUST, ASSIGNMENT OF RENTS
                        AND LEASES AND SECURITY AGREEMENT

                  THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT, dated as of November 30, 2001, is made by Revlon Consumer Products Corporation, a Delaware corporation ("Grantor"), whose address is c/o Revlon, Inc., 625 Madison Avenue, New York, New York 10022, Attention: Vice President and Deputy General Counsel, to First American Title Insurance Company, a North Carolina corporation ("Trustee"), whose address is 101 North Elm Street, Suite 100, Greensboro, North Carolina 27401, for the use and benefit of Wilmington Trust Company, whose address is Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890, as collateral agent for holders of the Note Obligations (in such capacity, "Beneficiary", which term shall be deemed to include the successors and assigns of Beneficiary). References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

                  Grantor and Beneficiary, as trustee (in such capacity, the "Indenture Trustee"), are parties to the Indenture dated November 26, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture") among the Grantor, the Guarantors identified on the signature pages thereto and the Trustee, providing for the issuance of Grantor's 12% Senior Secured Notes Due 2005 (the "Notes"); and

                  A. Grantor is party to the Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Grantor, the local borrowing subsidiaries party thereto, the financial institutions party thereto, JPMorgan Chase Bank ("Chase"), as administrative agent (in such capacity, the "Bank Agent"), the other agents party thereto and the arranger party thereto; and

                  B. (i) To secure the Bank Obligations (as defined in the Collateral Agency Agreement referred to herein), Grantor has granted to the Administrative Agent (as defined in the Collateral Agency Agreement), for the benefit of the holders of the Bank Obligations, a first priority security interest in the Trust Property (the "First Deed Lien"), and (ii) to secure the Note Obligations (as defined in the Collateral Agency Agreement), the Grantor now intends hereby to grant to Beneficiary, for the benefit of the holders of the Note Obligations (as defined in the Collateral Agency Agreement), a second priority security interest in the Trust Property (it being understood that the relative rights and priorities of the grantees in respect of the Trust Property are governed by the Collateral Agency Agreement); and
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                                                                               2

                  C. Grantor (i) is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto (the "Land") and (ii) owns the buildings, improvements, structures and fixtures now or subsequently located on the Land (the "Improvements"; the Land and the Improvements being collectively referred to as the "Real Estate").

                                Granting Clauses

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Note Obligations;

GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE, IN TRUST WITH POWER OF SALE FOR THE USE AND BENEFIT OF BENEFICIARY, AND GRANTS BENEFICIARY AND TRUSTEE A SECURITY INTEREST IN:

                  (A) the Real Estate;

                  (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

                  (C) all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                  (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), sprinkler systems, televisions, computers, and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");
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                                                                               3


                  (E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

                  (F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases") and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents and royalties arising from the use and enjoyment of the Trust Property (hereinafter defined) (collectively, the "Rents");

                  (G) all books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof;

                  (H) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

                  (I) all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation or occupancy of the Real Estate or Equipment or any part thereof, or to the sale or financing of the Real Estate or any part thereof, and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

                  (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust;
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                                                                               4


                  (K) all proceeds, both cash and noncash, of the foregoing;


                  (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "Trust Property").

                  TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto Beneficiary, its successors and assigns for the uses and purposes set forth, until the Note Obligations are paid and performed in full.

                 Collateral Agency Agreement Controls; Priority

                  Notwithstanding anything to the contrary contained in this Deed of Trust but subject to the next sentence of this paragraph, all of the rights and obligations of the parties hereto set forth herein are subject to the terms of the Collateral Agency Agreement, which shall be controlling. Without limiting the generality of the foregoing, the rights of Beneficiary and the holders of the Note Obligations set forth herein relating to (i) the release of or realization upon Trust Property that is subject to Liens granted under the First Lien Documents, (ii) amendments to or waivers in respect of this Deed of Trust or any other Note Obligation Document, (iii) the exercise of remedies with respect to Trust Property that is subject to Liens granted under the First Lien Documents, (iv) the right to receive, hold and apply Proceeds that are subject to Liens granted under the First Lien Documents and (v) all other matters addressed herein are granted subject to, and shall be exercised in accordance with, the terms of the Collateral Agency Agreement. The terms of this paragraph shall not prevent Beneficiary from taking such actions or reasonably requesting the Grantor to take such actions as are necessary to perfect or maintain the perfection of Beneficiary's security interest in the Trust Property, nor shall such terms mitigate the Grantor's obligations hereunder to take such actions, provide such information and deliver such documents, instruments and certificates as may be necessary to perfect or maintain the perfection of such security interest. Notwithstanding anything to the contrary contained in this Deed of Trust, all proceeds of the Trust Property, including without limitation insurance proceeds, received by the Controlling Collateral Agent pursuant to the provisions of this Deed of Trust shall be held and applied by the Collateral Agent in accordance with the provisions of the Collateral Agency Agreement. This Deed of Trust shall constitute a second deed of trust. The security interest granted pursuant to this Deed of Trust shall constitute a second priority security interest in the Trust Property in favor of Beneficiary for the benefit of the holders of the Note Obligations.

                                   Definitions

                  (a) The following terms shall have the following meanings:

                           "Actionable Event": as defined in the Collateral Agency Agreement.

                           "Administrative Agent": as defined in the Collateral Agency Agreement.

                           "Bank Agent":  as defined in the Recitals hereto.
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                                                                               5


                           "Bank Obligations": as defined in the Collateral Agency Agreement.


                           "Beneficiary": Wilmington Trust Company and any successors thereof appointed in accordance with the terms of the Collateral Agency Agreement, in each case as collateral agent for the holders of the Note Obligations.

                           "Code":  as defined in Section 21(a).


                           "Collateral Account": as defined in the Collateral Agency Agreement.


                           "Collateral Agency Agreement": the Amended and Restated Collateral Agency Agreement, dated as of May 30, 1997 and as further amended and restated as of the date hereof, among the Grantor, the Bank Agent, the Administrative Agent, the Indenture Trustee and Beneficiary, as the same may be amended, supplemented or otherwise modified from time to time.

                           "Controlling Collateral Agent": at all times prior to the First Deed Lien Termination Date, the Administrative Agent and, thereafter, Beneficiary.

                           "Deed of Trust": this Deed of Trust, as the same may be amended, modified or otherwise supplemented from time to time.

                           "Default Rate": as defined in Exhibit A to the Indenture.

                           "First Deed Lien": as defined in the recitals hereto.

                           "First Deed Lien Termination Date": either (a) the date on which the First Deed Lien is released in accordance with the terms of the Collateral Agency Agreement or (b) the date on which all Bank Obligations are Fully Satisfied (as defined in the Collateral Agency Agreement), whichever shall first occur; provided, however, that if a First Lien Termination Date is deemed not to have occurred under
         Section 5.2(f) of the Collateral Agency Agreement, any First Deed Lien Termination Date that has occurred shall likewise be deemed not to have occurred, and such event shall be governed by the terms and provisions of Section 5.2(f) of the Collateral Agency Agreement.

                           "First Lien Documents": as defined in the Collateral Agency Agreement.

                           "First Lien Termination Date": as defined in the Collateral Agency Agreement.

                           "Governmental Authority": as defined in Section 3 hereof.

                           "Legal Requirement": as defined in Section 3 hereof.

                           "Liens": as defined in the Indenture.


                           "Material Adverse Effect": a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties or

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                                                                               6


         prospects of (A) Revlon, Inc. or (B) the Grantor and its Subsidiaries taken as a whole or (ii) the ability of Grantor and its Subsidiaries taken as a whole to perform the obligations of Grantor under the Note Obligation Documents.

                           "Note Obligation Documents": as defined in the Collateral Agency Agreement.

                           "Note Obligations": as defined in the Collateral Agency Agreement.

                           "Notice of an Actionable Event": as defined in the Collateral Agency Agreement.

                           "Permitted Liens": as defined in the Indenture.

                           "Person": as defined in the Indenture.

                           "Requirement of Law": the Certificate of Incorporation and By-Laws or other organizational or governing documents of a Grantor, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon a Grantor or any of its material property or to which such Grantor or any of its material property is subject.

                           "Secured Obligations": as defined in the Collateral Agency Agreement.

                           "Subsidiary": as defined in the Indenture.

                           "Trust Property": as defined in the Granting Clauses.

                  (b) Other Definitional Provisions. (i) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust, and section and paragraph references are to this Deed of Trust unless otherwise specified.

                  (ii) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              Terms and Conditions

                  Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

                  1. Warranty of Title. Grantor warrants that Grantor has good, marketable title to the Real Estate in fee simple and good title to the rest of the Trust Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust (the "Permitted Exceptions") and to Permitted Liens and Grantor shall warrant, defend and preserve such title and the rights granted by this Deed of Trust with respect thereto against all claims of all persons and entities. Grantor further warrants that it has the right to grant this Deed of Trust.

                  2. Payment of Note Obligations. Grantor shall pay and perform the Note Obligations.

                  3. Requirements. (a) Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Trust Property and all covenants, restrictions and conditions now or later of record, in each of the foregoing cases which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the "Legal Requirements". Grantor shall have the right, at Grantor's sole cost and expense, to contest or object to the validity of any Legal Requirements by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying or extending Grantor's covenants to comply therewith as provided in this Section 3(a), provided, that Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest and provided, further that, (i) Grantor shall demonstrate to the Controlling Collateral Agent's reasonable satisfaction that the legal proceedings shall operate conclusively to prevent the sale or forfeiture of the Trust Property, or any part thereof, for failure to comply with such Legal Requirements prior to final determination of such proceedings; (ii) if during such contest a lien or cloud of title shall exist with respect to any of the Trust Property, Grantor shall provide the Controlling Collateral Agent with good and sufficient bond or other security reasonably satisfactory to the Controlling Collateral Agent in an amount equal to the aforesaid lien or cloud of title, or if the amount thereof is uncertain, in an amount reasonably satisfactory to the Controlling Collateral Agent, and (iii) Beneficiary shall not be subject either to civil or criminal liability for any failure by Beneficiary to comply with such Legal Requirements during the pendency of such contest.

                  (b) From and after the date of this Deed of Trust, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to the Controlling Collateral Agent any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate as a parcel separate and apart from all other premises. Grantor represents that each parcel of the Real Estate constitutes a legal lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

                  4. Payment of Taxes and Other Impositions. (a) Promptly when due, Grantor shall pay and discharge all taxes relating to the ownership and use of the Real Estate (including, without limitation, all real and personal property, transfer and gains taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Upon request by Beneficiary, Grantor shall deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonably acceptable to Beneficiary showing the payment of any other such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

                  (b) Except as set forth in paragraph (d) below, nothing herein shall affect any right or remedy of the Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition (or installments thereof, if Grantor elected to pay in installments as above provided) shall have become due, and to add to the Note Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Beneficiary in discharge of any Impositions shall be (i) a charge on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Beneficiary, together with interest at the Default Rate as set forth above.

                  (c) Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

                  (d) Subject to the terms of the Indenture, Grantor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Grantor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless (x) (i) Grantor has given prior written notice to the Controlling Collateral Agent of Grantor's intent so to contest or object to an Imposition, (ii) Grantor shall demonstrate to the Controlling Collateral Agent's reasonable satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Grantor shall furnish a good and sufficient bond or surety or other security reasonably satisfactory to the Controlling Collateral Agent in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a charge against the Real Estate or any part of the Trust Property or (y) such Imposition is of a type that is permitted under subsection 4.04 of the Indenture.

                  (e) At any time after a Notice of an Actionable Event has been given and remains outstanding, the Controlling Collateral Agent shall be entitled to require Grantor to pay monthly in advance to the Controlling Collateral Agent, on behalf of the holders of the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations), the equivalent of 1/12th of the estimated annual Impositions. The Controlling Collateral Agent may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.

                  5. Insurance. (a) Grantor shall maintain or cause to be maintained on all of the Premises:

                  (i) property insurance against loss or damage by fire, lightning, windstorm, hail, water damage, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss commonly maintained by businesses similar to Grantor. Grantor shall use its best efforts to obtain building ordinance law endorsements in the policy. The policy limits shall be automatically reinstated after each loss except for such coverages, as flood or earthquake, which are sublimited;

                  (ii) comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to personal injury and property damage relating to any one occurrence plus such excess limits as the Controlling Collateral Agent shall reasonably request from time to time;

                  (iii) when and to the extent reasonably required by the Controlling Collateral Agent, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

                  (iv) insurance against business interruption, if applicable, in amounts reasonably satisfactory to the Controlling Collateral Agent;

                  (v) during the course of any construction or repair of Improvements, comprehensive general liability insurance (including coverage for elevators and escalators, if any) under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a combined single limit of not less than $10,000,000 with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

                  (vi) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Grantor engaged on or with respect to the Premises in such amounts as are established by law;

                  (vii) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value form insurance or other insurance providing the same coverage against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible reasonably approved by the Controlling Collateral Agent, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

                  (viii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature in such amounts as are normal and usual for a business of similar size and complexity as Grantor;

                  (ix) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount which is available and reasonably satisfactory to the Controlling Collateral Agent, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

                  (x) such other insurance in such amounts as the Controlling Collateral Agent may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 10-days prior written notice to the Controlling Collateral Agent, and (ii) with respect to all property insurance, provide for deductibles not to exceed $500,000, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement reasonably satisfactory to the Controlling Collateral Agent), with loss payable to the Administrative Agent, for the benefit of the holders of the Bank Obligations, and Beneficiary, for the benefit of the holders of the Note Obligations, as their interests may appear (modified, if necessary, and to the extent available under such policy, to provide that proceeds in the amount of replacement cost may be retained by the Controlling Collateral Agent, for the benefit of the holders of the Secured Obligations (of, if Beneficiary is the Controlling Collateral Agent, the Note Obligations), without the obligation to rebuild) when a Notice of Actionable Event has been given and is outstanding; if no Notice of Actionable Event has been given and is outstanding, with loss in excess of $1,000,000 payable to the Administrative Agent, for the benefit of the holders of the Bank Obligations, and Beneficiary, for the benefit of the holders of the Note Obligations, as their interests may appear (modified, if necessary, to provide that proceeds shall be applied by the Controlling Collateral Agent toward the cost of rebuilding the Improvements), without contribution, under a "standard" or "New York" mortgagee clause reasonably acceptable to the Controlling Collateral Agent and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than X, or otherwise as approved by the Controlling Collateral Agent. Liability insurance policies shall name the Administrative Agent, for the benefit of the holders of the Bank Obligations, and Beneficiary, for the benefit of the holders of the Note Obligations (and Trustee, if Trustee shall so request), as additional insureds as their interests may appear, and contain a waiver of subrogation against the Administrative Agent and Beneficiary (and Trustee, if Trustee shall so request); all such policies shall indemnify and hold the Administrative Agent and Beneficiary (and Trustee, if Trustee shall so request) harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. Each policy shall expressly provide that any proceeds which are payable solely to Beneficiary shall be paid by check payable to the order of Beneficiary only and requiring the endorsement of Beneficiary only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reasonable reason whatsoever such insurance shall become unsatisfactory to the Controlling Collateral Agent, Grantor shall promptly obtain new or additional insurance reasonably satisfactory to the Controlling Collateral Agent. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to the Controlling Collateral Agent in all respects.

                  (b) Grantor shall deliver to Beneficiary an original of each insurance policy required to be maintained, or a certificate of such insurance reasonably acceptable to Beneficiary, together with a copy of the declaration page for each such policy. Grantor shall (i) pay as they become due all premiums for such insurance and (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or certificates of insurance, or duplicate original or originals thereof, and, if requested by Beneficiary, accompanied by evidence of payment satisfactory to Beneficiary with standard non-contributory mortgage clauses in favor of and acceptable to Beneficiary. Upon request of Beneficiary, Grantor shall use its best efforts to cause its insurance underwriter or broker to certify to Beneficiary in writing that all the requirements of this Deed of Trust governing insurance have been satisfied.

                  (c) If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies or insurance certificate, then the Controlling Collateral Agent, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to the Controlling Collateral Agent on demand such premium or premiums so paid by the Controlling Collateral Agent with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Deed of Trust and shall be collectible in the same manner as the Note Obligations secured by this Deed of Trust.

                  (d) Grantor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Deed of Trust and each successive 12 month period to occur thereafter) by using the F.W. Dodge Building Index or similar index used by Grantor's insurance carriers to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

                  (e) Grantor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.

                  (f) If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any material claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Real Estate, Grantor shall promptly give notice thereof to Beneficiary. If no Notice of Actionable Event has been given and is outstanding, but subject to the Collateral Agency Agreement, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to Grantor; provided that Grantor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If a Notice of Actionable Event has been given and is outstanding, then Grantor authorizes and empowers the Controlling Collateral Agent, on behalf of the holders of the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations), at the Controlling Collateral Agent's option and in the Controlling Collateral Agent's sole discretion, as attorney-in-fact for Grantor, to make proof of loss, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom the Controlling Collateral Agent's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss in excess of $500,000 directly to the Controlling Collateral Agent. The Controlling Collateral Agent shall have the right to require Grantor to repair or restore the Trust Property, and Grantor hereby designates the Controlling Collateral Agent as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by the Controlling Collateral Agent may be applied by the Controlling Collateral Agent toward reimbursement of all costs and expenses of the Controlling Collateral Agent in collecting such proceeds, and the balance, at the Controlling Collateral Agent's option in its sole and absolute discretion if a Notice of Actionable Event has been given and is outstanding, to the payment of the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations), to fulfill any of the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations), to the restoration or repair of the property damaged, or released to Grantor. In the event the Controlling Collateral Agent elects to release such proceeds to Grantor, Grantor shall be obligated to use such proceeds to restore or repair the Trust Property. If no Notice of Actionable Event has been given and is outstanding, then the insurance proceeds or any part thereof received by the Controlling Collateral Agent shall be applied by the Controlling Collateral Agent toward reimbursement of all costs and expenses of the Controlling Collateral Agent in collecting such proceeds and the balance, if any, shall be applied in accordance with the Collateral Agency Agreement.

                  (g) Upon written notice to Grantor, the Controlling Collateral Agent after a Notice of Actionable Event has been given and remains outstanding shall be entitled to require Grantor to pay monthly in advance to the Controlling Collateral Agent, on behalf of the holders of the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note

Obligations), the equivalent of 1/12th of the estimated annual premiums due on such insurance. The Controlling Collateral Agent may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.

                  (h) Grantor may maintain insurance required under this Deed of Trust by means of one or more blanket insurance policies maintained by Grantor; provided, however, that the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Trust Property.

                  6. Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust, Permitted Exceptions and Permitted Liens, Grantor shall not further mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof, whether superior or subordinate to this Deed of Trust and whether recourse or non-recourse.

                  7. Transfer Restrictions. Grantor shall not, directly or indirectly, sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property, whether legal or equitable, by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest, lease option, contract or any other method of conveyance of real property interests in violation of the terms of the Indenture.

                  8. Maintenance; No Alteration; Inspection; Utilities. (a) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Grantor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of the Controlling Collateral Agent which consent shall not be unreasonably withheld.

                  (b) The Controlling Collateral Agent and any persons authorized by the Controlling Collateral Agent shall have the right, upon reasonable advance notice to Grantor and at reasonable times, to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Grantor relating to the Trust Property.

                  (c) Grantor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

                  9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor authorizes the Controlling Collateral Agent, on behalf of the holders of the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations), at the Controlling Collateral Agent's option and in the Controlling Collateral Agent's sole discretion, to commence, appear in and participate, in the Controlling Collateral Agent's or Grantor's name, in any action or proceeding relating to any condemnation of the Trust Property, or any portion thereof. If the Controlling Collateral Agent elects not to participate in such condemnation proceeding, then Grantor shall, at its expense, diligently prosecute any such proceeding and shall consult with the Controlling Collateral Agent, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to the Controlling Collateral Agent to be applied in the same manner as insurance proceeds, as provided above, and Grantor agrees to execute any such assignments of all such awards as the Controlling Collateral Agent may reasonably request.

                  10. Restoration. If the Controlling Collateral Agent is required to release funds to Grantor for restoration of the Trust Property or otherwise elects to release such funds to Grantor for such restoration, then such restoration shall be performed only in accordance with the following conditions:

                  (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and approved by the Controlling Collateral Agent;

                  (ii) prior to making any advance of restoration funds, the Controlling Collateral Agent shall be satisfied that the remaining restoration funds together with funds available to Grantor for such restoration are sufficient to complete the restoration and to pay all related expenses, including real estate taxes on the Premises, during restoration;

                  (iii) at the time of any disbursement of the restoration funds, (A) no Event of Default (hereinafter defined) shall have occurred and be continuing, (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds and (C) a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Beneficiary;

                  (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to the Controlling Collateral Agent ;

                  (v) with respect to each advance of restoration funds, the Controlling Collateral Agent may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

                  (vi) the restoration funds shall bear no interest;

                  (vii) the Controlling Collateral Agent may impose such other conditions as are customarily imposed by construction lenders; and

                  (viii) any restoration funds remaining after payment of the cost of the work shall be retained by the Controlling Collateral Agent and shall be applied by the Controlling Collateral Agent, in accordance with the provisions of the Collateral Agency Agreement.

                  11. Leases. (a) Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of the Controlling Collateral Agent, on behalf of the holders of the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations), or (ii) without the prior written consent of the Controlling Collateral Agent, which Consent shall not be deemed effective with respect to any Lease the execution or existence of which would violate the provisions of the Indenture, execute or permit to exist any Lease.

                  (b) As to any Lease consented to by the Controlling Collateral Agent, Grantor shall:

                  (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

                  (ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

                  (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Grantor as lessor or of the lessee thereunder;

                  (iv) exercise, within 5 days after a request by the Controlling Collateral Agent, any right to request from the lessee a certificate with respect to the status thereof;

                  (v) simultaneously deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee;

                  (vi) promptly deliver to Beneficiary a fully executed counterpart of the Lease; and

                  (vii) promptly deliver to Beneficiary, upon Beneficiary's request, an assignment of Grantor's interest under such Lease, provided that, if the First Deed Lien Termination Date has not occurred, such delivery shall be required only if the Grantor assigns such lease, on a first priority basis, to the Administrative Agent.

                  (c) Grantor shall deliver to Beneficiary, within 10 days after a written request by Beneficiary, a written statement, certified by Grantor as being true, correct and complete, containing the names of all lessees and other occupants of the Trust Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default.

                  (d) All Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless (i) the Controlling Collateral Agent shall otherwise elect in writing in respect of both the First Deed Lien and the lien of this Deed of Trust and (ii) such election does not violate the Indenture.

                  (e) As to any Lease now in existence or subsequently consented to by the Controlling Collateral Agent, Grantor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Grantor accept the payment of rent more than 30 days in advance of its due date.

                  (f) In the event of the enforcement by the Controlling Collateral Agent of any remedy under this Deed of Trust, the lessee under each Lease shall, if requested by the Controlling Collateral Agent or any other person succeeding to the interest of the Controlling Collateral Agent as a result of such enforcement, attorn to the Controlling Collateral Agent or to such person and shall recognize the Controlling Collateral Agent or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that the Controlling Collateral Agent or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of the Controlling Collateral Agent (which consent shall not be unreasonably withheld) or such successor in interest; (iii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iv) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to the Controlling Collateral Agent or such successor in interest. Each lessee or other occupant, upon request by the Controlling Collateral Agent or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Grantor agrees that each Lease entered into after the date of this Deed of Trust shall include language to the effect of subsections
(d)-(f) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

                  12. Further Assurances/Estoppel Certificates. To further assure Beneficiary's rights under this Deed of Trust, Grantor agrees promptly upon written request of Beneficiary to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Beneficiary to confirm the rights or benefits conferred on Beneficiary by this Deed of Trust.

                  13. Grantor's Existence, etc. Grantor represents and warrants that Grantor is a duly organized and validly existing corporation or general or limited partnership, as the case may be, in good standing, and this Deed of Trust has been executed by a duly authorized partner or officer thereof, as applicable. This Deed of Trust constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  14. Hazardous Materials. The existence of, and Grantor's obligations with respect to, any Hazardous Materials (hereinafter defined) which may exist at the Premises shall be as provided in this Article 14.

                  (a) Definitions. For the purposes of this Article 14, the following terms will have the meanings set forth below:


                  "Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous or toxic substances, defined or regulated as such in or under any Environmental Law (hereinafter defined), including without limitation asbestos, Petroleum Products (hereinafter defined)and material exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law;

                  "Environmental Laws" shall mean any and all federal, national, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority within or outside of the United States regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or environmental protection, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, also known as the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.136 et seq., the Surface Mining Control and Reclamation Act, 30 U.S.C.ss.1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq. (as amended by the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613), the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss.1101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., the Safe Drinking Water Act, 42 U.S.C.ss.300F et seq., the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., together, in each case, with each amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions therefor;


                  "Petroleum Products" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products, including crude oil or any fraction thereof.

                  (b) Covenants. Grantor will, and will cause each of its Subsidiaries to:

                  (i) Comply with and require compliance by all tenants and subtenants, if any, with all Environmental Laws and obtain and comply in all material respects with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that the failure to do so would not be reasonably likely to have a Material Adverse Effect;

                  (ii) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except (i) to the extent that the failure to perform any of the obligations contained in this clause
         (b) would not be reasonably likely to have a material adverse effect or
         (ii) to the extent that such obligations are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably likely to have a material adverse effect; and

                  (iii) Defend, indemnify and hold harmless Beneficiary and its respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws by Grantor or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including without limitation reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

                  15. Reserved.

                  16. Remedies. (a) If a Notice of an Actionable Event has been given and remains outstanding, the Controlling Collateral Agent may immediately take such action, without notice or demand, as it deems advisable to protect and enforce the rights of the holders of the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations) against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as the Controlling Collateral Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Controlling Collateral Agent :

                  (i) The Controlling Collateral Agent may elect to foreclose under power of sale, in which case it shall be lawful for, and the duty of, Trustee, upon receipt by Trustee of a written declaration of default and demand for sale by the Controlling Collateral Agent, to sell (and, in case of any default of any purchaser, resell) the Trust Property, in whole or in part or parcels (without regard to the right of any party to a marshalling of assets, Grantor hereby expressly waiving any such right), such sale in whole or in part or parcels to be determined by Trustee in his sole discretion (Grantor hereby expressly consenting thereto), at public venue to the highest bidder for cash at the door of the Court House then customarily employed for that purpose in the county where the Real Estate is located, after having given such notice of hearing as to commencement of foreclosure proceedings and having obtained such findings or leave of Court as may then be required by law and then having given such notice of the time and place of sale and a description of the property to be sold and by advertisement published as is provided by the laws of the State of North Carolina then in effect, and by such other methods, if any, as the Controlling Collateral Agent may deem desirable or as may be required or permitted by applicable law. The Trustee shall receive the proceeds of such sale and, after retaining a reasonable commission for his services, together with reasonable attorneys fees incurred by the Trustee in such proceeding, apply such proceeds to the cost of sale, including, but not limited to, costs of collection, taxes, assessments, costs of recording, service fees and incidental expenditures, the Secured Obligations (or, if Beneficiary is the Controlling Agent, the Note Obligations) secured hereby and advancements and other sums expended by the Controlling Collateral Agent according to the provisions hereof and otherwise as required by the then existing law relating to foreclosures. If permitted by the then existing law relating foreclosures, the Trustee may sell and convey the Trust Property under the power aforesaid, although the Trustee has been, may now be or may hereafter be attorney or agent or employee of the Controlling Collateral Agent with respect to the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations) or with respect to any matter or business whatsoever. If permitted by the then existing law relating to foreclosures, Trustee may adjourn from time to time any sale by him to be made under or by virtue or this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Trustee, without further notice or publication, except for any notice or publication as may be required by the then existing law, may make such sale at the time and place to which the same shall be adjourned.

                  (ii) The Controlling Collateral Agent may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations), or (C) take such other action at law or in equity for the enforcement of this Deed of Trust or the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations) as the law may allow. The Controlling Collateral Agent may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

                  (iii) The Controlling Collateral Agent may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations) enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to the Controlling Collateral Agent upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, the Controlling Collateral Agent shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as the Controlling Collateral Agent may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as the Controlling Collateral Agent shall deem appropriate as fully as Grantor might do.

                  (b) The Controlling Collateral Agent, in any action to foreclose this Deed of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver. In case of a trustee's sale or foreclosure sale, the Real Estate may be sold, at the Controlling Collateral Agent's election, in one parcel or in more than one parcel and the Controlling Collateral Agent is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

                  (c) Upon completion of any sale or sales made by Trustee under or by virtue of this Deed of Trust and upon satisfaction of any up-set bid period required by law, Trustee shall execute and deliver to the purchaser or purchasers at such sale or sales a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest of the Trustee in and to the property and rights sold. Any such sale or sales made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights to be sold, and shall be a perpetual bar both at law and in equity, of Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor. The purchaser at any foreclosure sale hereunder may disaffirm any easement granted or Lease made in violation of any provision of this Deed of Trust, and may take immediate possession of the Trust Property free from, and despite the terms of, such grant of easement or rental or lease agreement.

                  (d) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, but subject to the provisions of the Collateral Agency Agreement, Beneficiary or Trustee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

                  17. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting (in accordance with the provisions of the Collateral Agency Agreement) upon the Note Obligations the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust and the other Note Obligation Documents and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Note Obligations as having been paid.

                  18. Trustee's Powers and Liabilities.

                  (a) Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof.

                  (b) Trustee, may resign at any time upon giving thirty (30) days' notice in writing to Grantor and to the Controlling Collateral Agent.

                  (c) Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, inability to act of Trustee, or absence from the State of North Carolina of Trustee, or in its sole discretion for any reason whatsoever the Beneficiary, without notice and without specifying the reason therefor and without applying to any court, may select and appoint a successor trustee, and all powers, rights, duties and authority of the former Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by the Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Real Estate is located. Grantor hereby ratifies and confirms any and all acts which the herein-named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. Grantor hereby agrees, on behalf of itself and of its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by any Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby.

                  (d) Trustee shall not be required to see that this Deed of Trust is recorded, nor be liable for its validity or its priority as a second deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance of observance of the covenants and agreements imposed upon Grantor or Beneficiary, by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of Beneficiary hereunder, and to the extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigation, shall be paid out of the proceeds of the sale of the Trust Property conveyed hereby should a sale be had, but if no such sale be had, all sums shall be recoverable to the extent permitted by law by all remedies at law or in equity by which the Indebtedness may be recovered.

                  (e) At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Trust Property; Trustee may (i) reconvey any part of the Trust Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

                  19. Appointment of Receiver. If a Notice of an Actionable Event has been given and remains outstanding, the Controlling Collateral Agent as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for Secured

Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations) or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, without requiring the posting of a surety bond unless the same is required by applicable law and without reference to the adequacy or inadequacy of the value of the Trust Property or the solvency or insolvency of Grantor or any other party obligated for payment of all or any part of Secured Obligations (or, if Beneficiary is the Controlling Collateral Agent, the Note Obligations), and whether or not waste has occurred with respect to the Trust Property. Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Controlling Collateral Agent in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

                  20. Extension, Release, etc. (a) Without affecting the encumbrance or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the Note Obligations, Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the Note Obligations, (ii) extend the maturity or alter any of the terms of the Note Obligations or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the Note Obligations, it is expressly agreed that any repayments of the Note Obligations shall not reduce the amount of the encumbrance of this Deed of Trust until the encumbrance amount shall equal the principal amount of the Note Obligations outstanding.

                  (b) No recovery of any judgment by the Controlling Collateral Agent and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the encumbrance of this Deed of Trust or any liens, rights, powers or remedies of the Controlling Collateral Agent, Beneficiary or Trustee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                  (c) If the Controlling Collateral Agent shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes the Controlling Collateral Agent at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant's rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by the Controlling Collateral Agent or Beneficiary to collect the Note Obligations or to foreclose this Deed of Trust.

                  (d) Unless expressly provided otherwise, in the event that Beneficiary's interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid charge on the Trust Property for the amount secured hereby.

                  21. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Trust Property is located. If a Notice of Actionable Event has been given and remains outstanding, then in addition to having any other right or remedy available at law or in equity, the Controlling Collateral Agent shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with the Controlling Collateral Agent's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If the Controlling Collateral Agent shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Controlling Collateral Agent shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At the Controlling Collateral Agent's request, Grantor shall assemble the personal property and make it available to the Controlling Collateral Agent at a place designated by the Controlling Collateral Agent which is reasonably convenient to both parties.

                  (b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-334 and 9-502 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

                  (c) Grantor, upon reasonable request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form reasonably satisfactory to Beneficiary, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all reasonable costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. Grantor shall from time to time on request of Beneficiary, deliver to Beneficiary an inventory in reasonable detail of any of the Trust Property which constitutes personal property. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

                  22. Assignment of Rents. Subject to Permitted Liens, Grantor hereby absolutely and unconditionally assigns, transfers, conveys and sets over to Beneficiary, the Rents as further security for the payment and performance of the Note Obligations, and Grantor grants to Beneficiary the right, after the First Deed Lien Termination Date, to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Note Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Note Obligations are paid and performed in full, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents except during any period when a Notice of Actionable Event has been given and remains outstanding; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence and during any period when a Notice of Actionable Event has been given and remains outstanding; by giving not less than five days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall, after the First Deed Lien Termination Date, pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and, after the First Deed Lien Termination Date, surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

                  23. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within 10 days after request by the Controlling Collateral Agent, Grantor shall furnish Beneficiary reasonably satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to the Controlling Collateral Agent, which statement shall be certified by Grantor.

                  24. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien or subordinate deed of trust join any tenant under any Lease in any trustee's sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. If a Notice of Actionable Event has been given and remains outstanding,

Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Note Obligations in accordance with the provisions of the Collateral Agency Agreement. Any such application shall not be construed to cure or waive any Actionable Event or invalidate any act taken by Beneficiary on account of such Actionable Event.

                  25. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation of any lien or deed of trust thereon, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or deeds of trust or debts secured thereby, the holder of this Deed of Trust shall have the right to declare the Note Obligations due on a date to be specified by not less than 30 days' written notice to be given to Grantor unless within such 30 day period the Grantor shall assume as a Note Obligation the payment of any tax so imposed until the Note Obligations shall have been paid in full and such assumption shall be permitted by law.

                  26. Notices. All notices, requests, demands and other communications hereunder to be effective shall be in writing or by telecopy and unless otherwise expressly provided herein, shall be deemed to have been sufficiently given or served when presented by hand or when deposited in the mail by certified or return receipt requested mail, postage prepaid, or in the case of telecopy notice, when sent, addressed to Grantor at the address given on the first page of this Deed of Trust, to Beneficiary at the address given on the first page of this Deed of Trust and to Trustee at the address given on the first page of this Deed of Trust. Any party may change its address by notice to the other party. If any party other than Grantor shall be entitled to receive copies of notices, demands or approvals, failure of Beneficiary or Trustee to send such copies shall not impair the effectiveness of any notice sent to Grantor.

                  27. Amendments and Modifications. This Deed of Trust may not be changed or terminated orally, but may be waived, altered, modified or amended only in accordance with the terms of the Indenture and the Collateral Agency Agreement. Without limiting the generality of the foregoing, amendments, waivers and consents effected in respect of certain provisions of the First Lien Documents shall, upon their effectiveness but only to the extent provided in the Collateral Agency Agreement, apply with equal force to the comparable provisions of this Deed of Trust and become effective with respect thereto without the consent of or any other action on the part of any Person.

                  28. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything to the contrary contained in this Deed of Trust or in any provisions of any document evidencing the Note Obligations, the obligations of Grantor and of any other obligor in respect of the Note Obligations shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law.

                  29. Grantor's Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created.

                  30. Remedies Not Exclusive. Beneficiary and Trustee shall be entitled to enforce payment and performance of the Note Obligations and to exercise all rights and powers under this Deed of Trust, any other Note Obligation Document, or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Note Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion, subject to the provisions of the Collateral Agency Agreement. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any document evidencing the Note Obligations to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a "mortgagee in possession," and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies, except for their own bad faith, gross negligence or willful misconduct.

                  31. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Note Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, after the First Deed Lien Termination Date, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Note Obligations (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary, on behalf of the holders of the Note Obligations, to enter into the transactions contemplated by the Indenture, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Note Obligations, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property in accordance with the provisions of the Collateral Agency Agreement and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right in accordance with the provisions of the Collateral Agency Agreement to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Real Estate is located) which directly or indirectly secures the Note Obligations, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law but in accordance with the provisions of the Collateral Agency Agreement, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

                  32. Expenses; Indemnification. (a) Grantor shall pay or reimburse Trustee and Beneficiary for all reasonable expenses incurred by Beneficiary or Trustee before and after the date of this Deed of Trust with respect to any and all transactions contemplated by this Deed of Trust including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Deed of Trust, the delivery of any consent, non-disturbance agreement or similar document in connection with this Deed of Trust or the enforcement of any of Beneficiary's or Trustee's rights. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professional's, accountants' and attorneys' fees and disbursements. Grantor acknowledges that from time to time Grantor may receive statements for such expenses, including without limitation attorneys' fees and disbursements. Grantor shall pay such statements promptly upon receipt.

                  (b) If (i) any sale (or any prerequisite to a sale), action or proceeding shall be commenced by Beneficiary or Trustee (including but not limited to any sale of the Trust Property, or any action to foreclose this Deed of Trust or to collect the Indebtedness), or any action or proceeding is commenced to which Beneficiary or Trustee is made a party, or in which it becomes necessary to defend or uphold the rights granted by this Deed of Trust (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Guarantor), or in which Beneficiary or Trustee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Deed of Trust or Beneficiary's lending to Grantor or any of the transactions contemplated by this Deed of Trust, then Grantor will promptly reimburse or pay to Beneficiary and Trustee all of the reasonable expenses which have been or may be incurred by Beneficiary and Trustee, respectively, with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be included in the Note Obligations and have the full benefit of this Deed of Trust, prior to any right, or title to, interest in or claim upon the Trust Property attaching or accruing to this Deed of Trust, and shall be deemed to be secured by this Deed of Trust. In any action or proceeding to sell the Trust Property, to foreclose this Deed of Trust, or to recover or collect the Note Obligations, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

                  (c) Grantor shall indemnify and hold harmless each of Beneficiary and Trustee and each of their respective affiliates, and the respective directors, officers, agents and employees of each of Beneficiary and Trustee and each of their respective affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Deed of Trust, the Trust Property or the occupancy, ownership, maintenance or management of the Trust Property by Grantor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Grantor, other than any such claims, damages, losses and liabilities arising from the gross negligence, willful misconduct or bad faith thereof. This indemnification shall be in addition to any other liability which Grantor may otherwise have to Beneficiary or Trustee.

                  33. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of the Controlling Collateral Agent, Beneficiary, Trustee and their respective successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of Grantors shall be joint and several.

                  34. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in anywise impairing or affecting this Deed of Trust or the priority of this Deed of Trust over any subordinate lien or deed of trust.

                  35. Authority of Beneficiary. Grantor acknowledges that the rights and responsibilities of Beneficiary under this Deed of Trust with respect to any action taken by Beneficiary or the exercise or non-exercise by Beneficiary of any right or remedy provided for herein or resulting or arising out of this Deed of Trust shall, as between Beneficiary and the holders of the Note Obligations, be governed by the Indenture, but, as between Beneficiary and Grantor, Beneficiary shall be conclusively presumed to be acting with full and valid authority so to act or refrain from acting, and Grantor shall be under no obligation or entitlement to make any inquiry respecting such authority.

                  36. Governing Law, etc. This Deed of Trust shall be governed by and construed in accordance with the laws of the State in which the Premises are located, except that Grantor expressly acknowledges that by their respective terms the Indenture and the Notes shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

                  37. Waiver of Trial by Jury. Grantor, Trustee and Beneficiary each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Deed of Trust and for any counterclaim brought therein.

                  38. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein," the word "Beneficiary" shall mean "Beneficiary or any subsequent collateral agent for the holders of the Note Obligations pursuant to the Collateral Agency Agreement," the word "Trustee" shall mean "Trustee and any successor trustee hereunder," the words "Controlling Collateral Agent" shall mean "Controlling Collateral Agent and any subsequent collateral agent for the holders of the Secured Obligations," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Property" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

                  39. Receipt of Copy. Grantor acknowledges that it has received a true copy of this Deed of Trust.

                  40. Release of Trust Property and Termination. Trust Property shall be released from the Lien created hereby, and this Deed of Trust and all obligations of Beneficiary and Grantor hereunder shall terminate, in accordance with the provisions of Sections 8 and 10.6 of the Collateral Agency Agreement.

                  IN WITNESS WHEREOF, Grantor has caused this instrument to be signed in its corporate name by its duly authorized officer by authority of its Board of Directors on November 29, 2001, to be effective the day and year first above written.

                                  REVLON CONSUMER PRODUCTS CORPORATION

                                  By: /s/ Michael T. Sheehan
                                  -------------------------------------------
                                      Printed Name: Michael Sheehan
                                      Title: Vice President

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


                  I, the undersigned, a Notary Public of the state and county aforesaid, certify that Michael Sheehan personally came before me this day and acknowledged that he is Vice President of REVLON CONSUMER PRODUCTS CORPORATION, a corporation, and that (s)he, in that capacity, being authorized to do so, executed the foregoing on behalf of the corporation.

                  WITNESS my hand and Notarial Seal this 29th day of November, 2001.

[NOTARY SEAL]


                                             /s/ Amy Jedlicka
                                             ---------------------------------
                                             Notary Public

My Commission Expires:


----------------------------------------
Amy Jedlicka
Notary Public, State of New York
No. 31-5022389
Qualified in New York County
Commission Expires June 3, 2002

                                   Schedule A

                           Description of the Premises

                    [Attach Legal Description of all parcels]

                                   SCHEDULE A

All that certain tract or parcel of land lying and being in Granville County, North Carolina and being more particularly described as follows:

Tract 1:

BEGINNING at a steel axle shaft set on a buried iron pipe in the North margin of the right-of-way of U.S. Highway 158, the southeast corner of property now or formerly owned by C. C. Speed, and run thence with Speed's line, North 10(degree)40'45" East 349.92 feet to an iron pipe, and North 79(degree)17'08" West 425.00 feet to an axle marking the southeast corner of the property of Robert D. Hancock; thence with the eastern property line of Robert D. Hancock North 07(degree)12'46" West 768.84 feet to an iron pipe, Robert D. Hancock's northeast corner; thence by new lines across the lands of Franklin Wills Hancock, III, et al., Trustees, North 07(degree)12'46" West 329.19 feet to a steel axle, North 79(degree)46'45" East 500.73 feet to a steel axle, North 10(degree)13'15" West 30.00 feet to a steel axle, and North 79(degree)46'45" East 1340.00 feet to a steel axle in the West property line of the Hester Estate; thence with the West property line of the Hester Estate, South 10(degree)13'15" East 1890.00 feet to a steel axle set in the North margin of the right-of-way of U.S. Highway 158; thence with the North Margin of the right-of-way of U.S. Highway 58, South 72(degree)54'26" West 220.03 feet to an iron pin, South 80(degree)35'12" West 259.95 feet to an iron pin, South 88(degree)28'12" West 251.14 feet to an iron pin, North 83(degree)19'59" West
272.10 feet to an iron pin, North 79(degree)20'10" West 91.00 feet to a steel axle, South 10(degree)39'53" West 50.00 feet to a steel axle, and North 79(degree)20'08" West 574.10 feet to the point and place of BEGINNING, containing 73.677 acres, more or less, according to plat and survey made by Precision Surveys, Inc., and being that portion of the property shown on plat recorded in Plat Book 8, Page 25, which lies outside of the right-of-way of U.S. Highway 158.

Tract 2:

BEGINNING at a steel axle shaft set on a buried iron pipe in the North margin of U.S. Highway 158, said Beginning point being the southeast corner of the property now or formerly owned by C. C. Speed (said Beginning point being also the identical Beginning point for Tract 1 above described), and run thence from said Beginning point within the right-of-way of U.S. Highway 158, South 10(degree)40'45" West 50.00 feet to a point in the centerline of the paved portion of U.S. Highway 158; thence along and with the centerline of the paved portion of U.S. Highway 158, South 79(degree)20'08" East 574.11 feet to a point, South 79(degree)20'10" East 94.49 feet to a point, South 83(degree)19'59" East
282.75 feet to a point, North 88(degree)28'12" East 265.20 feet to a point, North 80(degree)35'12" East 273.55 feet to a point, and North 72(degree)54'15" East 154.26 feet to a point in the center of the paved portion of U.S. Highway 158 near its intersection with N.C.S.R. #1602; thence continuing within the right-of-way of U.S. Highway 158, North 10(degree)13'15" West 100.72 feet to a point in the North margin of the right-of-way of U.S. Highway 158; thence with the North margin of the right-of-way of U.S. Highway 158, South 72(degree)54'26" West 159.60 feet to an iron pin, South 80(degree)35'12" West 259.95 feet to an iron pin, South 88(degree)28'12" West 251.14 feet to an iron pin, North 83(degree)19'59" West 272.10 feet to an iron pin, North 79(degree)20'10" West
91.00 feet to a steel axle, South 10(degree)39'53" West 50.00 feet to a steel axle, and North 79(degree)20'08" West 574.10 feet to the point and place of BEGINNING, containing 3.074 acres, more or less, according to plat and survey made by Precision Surveys, Inc., and being that portion of the property shown on plat recorded in Plat Book 8, Page 25, Granville County Registry, which lies within the right-of-way of U.S. Highway 158.

Tract 3:

BEGINNING at an iron pin set located in the northeast corner of property now or formerly Max Factor Oxford Properties Company (DB 240, Page 331; PB 8, Page 25); said iron pin set being in the western margin of the right-of-way of N.C.S.R. 1195 and being North 65(degree)57'42" West 3628.88 feet from N.C. Grid Station "PASS" (NAD 27 Grid Coordinates, N=933,655.061', and E=2,134,544.882'); and from said beginning along the northern margin of properties now or formerly Max Factor Oxford Properties Company and along the northern margin of a 30 foot Wake Electric Membership Cooperation Easement South 79(degree)46'45" West 1270.10 feet to an existing iron pin; thence South 10(degree)20'47" East 30.00 feet to an existing iron pin; thence South 79(degree)46'39" West 500.73 feet to an existing iron pin in the northeast corner of Lot 2; thence along the northern margin of Lot 2 South 78(degree)51'30" West 979.47 feet to an iron pin set in the east bank of Fishing Creek; thence along the meandering of Fishing Creek along a traverse line along the east bank of Fishing Creek as follows: North 51(degree)52'12" West 61.62 feet to an iron pin set, North 79(degree)23'07" West
108.96 feet to an iron pin set, and North 26(degree)36'42" West 105.46 feet to an iron pin set; thence along the meandering of the east prong of Fishing Creek along traverse lines as follows: North 63(degree)09'50" East 46.29 feet to an iron pin set, North 11(degree)21'32" West 81.35 feet to an iron pin set, North 14(degree)40'34" East 204.72 feet to an iron pin set, North 19(degree)15'47" East 173.29 feet to an iron pin set, North 49(degree)10'08" East 88.76 feet to an iron pin set, North 81(degree)21'29" East 80.47 feet to an iron pin set, South 88(degree)53'22" East 442.66 feet to an iron pin set, South 68(degree)35'06" East 97.23 feet to an iron pin set, North 46(degree)37'28" East
75.27 feet to an iron pin set, North 35(degree)09'31" East 400.70 feet to an iron pin set, and North 36(degree)58'08" East 287.41 feet to an iron pin set in the line now or formerly Charles L. Easton, et al (DB 265, Page 228) Tract 7 (PB 3, Page 86); thence along the southern margin of Easton, et al, South 89(degree)15'23" East 1299.58 feet to an iron pin set located in the western margin of the right-of-way of N.C.S.R. 1195; thence along the western margin of the right-of-way of N.C.S.R. 1195 as follows: South 16(degree)30'10" East 22.05 feet to a right-of-way disk, South 34(degree)46'33" East 342.98 feet to a right-of-way disk and along a curve bearing South 17(degree)47'40" East 416.83 feet, A= 417.22 feet and R= 2799.79 feet to the point and place of beginning, containing 49.559 acres, computed to the centerline of Fishing Creek and the east prong of Fishing Creek which are the actual property lines and being designated as Tract 1 as per plat and survey of Precision Surveys, Inc., dated January 30, 1995. For further reference see Deed Book 156, Page 594, Granville County Registry.

THE FOREGOING THREE DESCRIPTIONS OF TRACTS 1, 2 AND 3 ARE ALSO MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING all the property conveyed by Max Factor & Co., a Delaware Corporation to Max Factor Oxford Properties Co., a Delaware Corporation as recorded in Deed Book 240 Page 331 (see plat recorded in Map Book 8 Page 25), saving and excepting the property conveyed by Almay, Inc., a North Carolina Corporation to the Department of Transportation, an agency of the state of North Carolina in Deed Book 585 Page 751. Also all the property conveyed by Franklin Wills Hancock, III, et al to Revlon Consumer Products Corporation, a Delaware Corporation in Deed Book 666 Page 541 (see plat recorded in Map Book 17 Page
25), said property lying in Salem

Township, Granville County, North Carolina. BEGINNING for the same at an existing iron pipe (EIP), said EIP being on the western right of way of U.S. Route 158 Oxford Loop, said EIP also being located S 84(degree)27'02" W 3040.53 feet from the North Carolina Geodetic Survey Station "PASS", thence with the said western right of way; S 21(degree)22'28" W 138.68 feet to an EIP on the northern right of way of U.S. Route 158 Business, thence with said northern right of way; N 72(degree)11'07" E 114.20 feet to a point, thence leaving said right of way S 10(degree)11'31" E 100.72 feet to a point on the centerline of U.S. Route 158 Business, thence along said centerline; S 72(degree)55'59" W
154.26 feet to a point, thence; S 80(degree)36'56" W 273.55 feet to a point, thence; S 88(degree)29'56" W 266.20 feet to a point, thence; N 83(degree)17'15" W 282.75 feet to a point, thence; N 79(degree)18'26" W 94.49 feet to a point, thence; N 79(degree)18'00" W 573.54 feet to a point, thence; leaving said centerline; N 10(degree)40'12" E 50.00 feet to an EIP on the northerly right of way of U.S. Route 158 Business, thence along the line of John W. Speed, III and N/F Helane Speed N 10(degree)40'12" E 350.05 feet to an EIP, thence continuing along the line of Speed and William L. Burwell (Deed Book 661 Page 597); N 79(degree)17'07" W 424.86 feet to an EIP at the common corner of said Burwell property, William L. Burwell (Deed Book 208 Page 816) and Robert D. Hancock (Deed Book 557 Page 393), thence with the said Hancock line; N 07(degree)13'14" W 768.91 feet to an EIP marking the common corner of said Hancock and Robert D. Hancock (Deed Book 666 Page 550, Map Book 17 Page 25) property, thence; with said Hancock property; N 07(degree)10'03" W 329.16 feet to an EIP, thence; S 78(degree)52'43" W 979.41 feet to an EIP on the eastern bank of Fishing Creek, thence leaving said Hancock property and following a traverse line on the easterly and southerly bank of Fishing Creek and the East Prong of Fishing Creek and the properties of John W. Watson, Jr. (Deed Book 800 Page 321) and Charles
L. Easton, et al (Deed Book 265 Page 228, Map Book 3 Page 86); N 51(degree)50'28" W 61.62 feet to a point, thence; N 79(degree)21'23" W 108.96 feet to a point, thence; N 26(degree)34'58" W 105.46 feet to a point, thence; N 63(degree)11'34" E 46.29 feet to a point, thence; N 11(degree)19'48" W 81.35 feet to a point, thence; N 14(degree)42'18" E 204.72 feet to a point, thence; N 19(degree)17'31" E 173.29 feet to a point, thence; N 49(degree)11'52" E 88.76 feet to a point, thence; N 81(degree)23'13" E 80.47 feet to a point, thence; S 88(degree)51'38" E 442.66 feet to a point, thence; S 68(degree)33'22" E 97.23 feet to a point, thence; N 46(degree)39'12" E 75.27 feet to a point, thence; N 35(degree)09'56" E 400.60 feet to an EIP, thence; N 36(degree)59'25" E 287.42 feet to an EIP on the easterly bank of the East Prong of Fishing Creek, said EIP also in the line of said Easton property, thence with the said Easton property; S 89(degree)13'39" E 1299.52 feet to an EIP on the western right of way of U.S. Route 158 Oxford Loop, thence with said western right of way; S 16(degree)38'02" E 21.99 feet to an EIP, thence ; S 34(degree)43'52" E 342.93 feet to an EIP, thence; along a curve deflecting to the right having a radius of 2799.79 feet, an arc length of 477.91 feet and a chord bearing and chord of S 17(degree)10'11" E 477.33 feet to an EIP, thence; S 05(degree)03'26" E 201.09 feet to an EIP, thence; S 23(degree)10'33" E 111.24 feet to an EIP, thence; S 10(degree)09'54" E
799.99 feet to an EIP, thence; S 08(degree)51'55" E 200.06 feet to an EIP, thence; S 03(degree)04'54" W 154.06 feet to an EIP, thence; S 10(degree)09'52" E
275.00 feet to the point of BEGINNING, containing 122.9627 acres of land as computed to the centerline of the said creeks. Bearings are referenced to North Carolina Grid, North American Datum 1983.